( BW)(TX-TAURUS/BLUESTAR-PHYSI)(TAUR)(RICK) Taurus Entertainment
Companies Inc. Announced the Acquisition of Bluestar Physical Therapy Inc. and the Sale of Certain Subsidiaries

    Business Editors/Health/Medical Writers

    HOUSTON--(BUSINESS WIRE)--June 16, 2003--Taurus Entertainment Companies Inc. (OTCBB:TAUR) ("Taurus") announced the acquisition of all of the issued and outstanding shares of Bluestar Physical Therapy Inc. ("Bluestar") in exchange for 9,650,000 shares of common stock of Taurus. Bluestar intends to acquire, develop and operate licensed outpatient physical therapy clinics. The clinics will provide post-operative care and treatment for a variety of orthopedic related disorders and sports-related injuries only on an outpatient basis. Bluestar's growth strategy is to acquire and develop outpatient physical therapy clinics initially in Texas and the South and later to expand on a national basis.
    Additionally, Taurus executed an Asset Purchase Agreement with Rick's Cabaret International Inc. (Nasdaq:RICK) ("Rick's") whereby Taurus agreed to sell to Rick's the assets and liabilities of Taurus related to all of Taurus' businesses as they existed immediately prior to the acquisition of Bluestar in exchange for 3,752,008 shares of common stock of Taurus held by Rick's and $20,000 cash. As a result of this transaction, Taurus will no longer be involved in the adult entertainment business.
    Rick's agreed to indemnify Taurus for all of the liabilities of Taurus related to all of Taurus' businesses as they existed immediately prior to the acquisition of Bluestar under an Indemnification and Transaction Fee Agreement.

    Forward-Looking Statement

    Statements in this press release, other than statements of historical information, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested due to certain risks and uncertainties including, without limitation, uncertainty related to the acquisition and costs of acquisitions within the physical therapy industry, the availability of debt and equity capital on a reasonable terms by Taurus, and the effects of government regulations and operations risks. The forward-looking statements contained herein represent the Company's judgment as of the date of this release, and the Company cautions readers not to place undue reliance on such statements.

    --30--AA/ho*

    CONTACT: Taurus Entertainment Companies
             Alfred Oglesby, 281/207-5484

    KEYWORD: TEXAS
    INDUSTRY KEYWORD: MEDICAL ENTERTAINMENT MERGERS/ACQ
    SOURCE: Taurus Entertainment Companies Inc.


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